EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

West Coast Ventures Group Corp.

Arvada, Colorado

We hereby consent to the inclusion in the Prospectus constituting a part of this Amendment No. 1 to Registration Statement on Form S-1/A of our report dated April 16, 2019 relating to the financial statements of West Cost Ventures Group Corp. for the years ended December 31, 2018 and 2017. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Daszkal Bolton LLP

Fort Lauderdale, Florida

November 21, 2019